CODE OF ETHICS
                                       OF
                                THE BERWYN FUNDS
                         BERWYN FINANCIAL SERVICES CORP.
                             THE KILLEN GROUP, INC.

PREAMBLE
--------

     This Code of Ethics is being adopted for The Berwyn Funds, Berwyn Financial Services Corp., the distributor of shares of the series of The Berwyn Funds (the "Distributor"), and The Killen Group, Inc., investment advisor to the series of The Berwyn Funds (the "Advisor"), in compliance with the requirements of Rule 17j-1, as amended (the "Rule"), adopted by the U.S. Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "Act"), to effectuate the purposes and objectives of that Rule. The Berwyn Funds is a Delaware Business Trust (the "Trust") that has three portfolio series, Berwyn Fund, Berwyn Income Fund, and Berwyn Cornerstone Fund. The Rule makes it unlawful for certain persons, including officers, trustees and Advisory Persons of The Berwyn Funds, officers and directors of the Distributor, and officers, directors and Advisory Persons of the Advisor in connection with the purchase and sale, directly or indirectly, by such persons of securities held or to be acquired by The Berwyn Funds:

     (1)  to employ a device, scheme or artifice to defraud the Trust;

     (2) to make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make statements made in light of the circumstances in which they are made, not misleading;

     (3) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Trust; or

     (4)  to engage in a manipulative practice with respect to the Trust.

This Rule also requires that the Trust, the Advisor and the Distributor shall adopt a written code of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and shall use reasonable diligence, and institute procedures reasonably necessary, to prevent violation of the Code.

     Set forth below is the Code of Ethics adopted by the Boards of the Trust, the Advisor, and the Distributor, in compliance with the Rule. This Code of Ethics is based on the principle that the trustees, directors, officers and Advisory Persons of the Trust, Advisor and Distributor owe a fiduciary duty to, among others, the shareholders of the Trust to conduct their affairs, including their personal securities transactions, in such a manner to avoid (i) serving their own personal interests ahead of shareholders; (ii) taking inappropriate advantage of their position with the Trust; and (iii) engaging in any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

I.   DEFINITIONS
     -----------

     (1) "Access Person" means any trustee, director, officer, or Advisory Person of the Trust or the Advisor. It also includes any director or officer of the Distributor who, in the ordinary course of business makes, participates in, or obtains information regarding the purchase or sale of Securities by the Trust, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Trust regarding the purchase or sale of a Security.

     (2) "Advisory Person" means (i) any employee of the Trust or Advisor who, in connection with his or her regular functions or duties, normally makes, participates in, or obtains current information regarding the purchase or sale of securities by the Trust, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Trust or Advisor who regularly obtains current information concerning recommendations made to the Trust with regard to the purchase or sale of a security by the Trust.

     (3) "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is considered a "beneficial owner" as defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse, any dependents or minor children living in his or her household.

     (4) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

     (5) "Disinterested Trustee" means a Trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Act.

     (6) "Investment Personnel" means (a) any employee of the Trust, or Advisor, or of any company in a control relationship to the Trust or Advisor who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the Trust's purchase or sale of securities or
(b) any natural person who controls the Trust or Advisor or who obtains information concerning recommendations to the Trust regarding the purchase or sale of securities by the Trust.

     (7) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

     (8) "Security" shall have the same meaning set forth in Section 2(a)(36) of the Act, except it shall not include direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality instruments, including repurchase agreements, and shares of registered open-end investment companies unless the investment company is a "reportable" fund as defined in Reg. 275.204 A-1(9) of the Investment Advisers Act.

     (9) "Reportable" fund is an investment company or any fund for which The Killen Group, Inc. serves as the investment advisor whose investment advisor controls, is controlled by or is under common control with The Killen Group, Inc.

     (10) A "security held or to be acquired" by the Trust is defined under Rule to include: (1) any security which within the most recent fifteen (15) days (a) is or has been held by the Trust, or (b) is being or has been considered by the Trust or the Advisor for purchase by the Trust; and (2) any option to purchase or sell any security which is considered convertible into or exchangeable for a security described in subparts (1)(a) or (1)(b) of this paragraph 9.

     (11) "Actual Knowledge" means knowledge that an individual possesses or knowledge that an individual may reasonably be expected to acquire, in performance of their duties.


II.  PERSONAL TRADING RESTRICTIONS
     -----------------------------

(1)  No Access Person shall:

     (a) engage in any act, practice or course of conduct, which would violate the provisions of the Rule set forth above;

     (b) purchase, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, and that such Access Person knew or should have known, at the time of such purchase, was held or was to be acquired by the Trust;

     (c) sell, directly or indirectly, any security which he or she owns, and that such Access Person knew or should have known, at the time of such sale, was held by the Trust unless the Access Person obtains written approval for the sale from the Compliance officer. The basis for granting such approval will be that the Trust has not engaged in any transaction in the security for the five business days before the date of the request and the Trust does not plan on doing a transaction in the security for five business days from the date of the request;

     (d) purchase or sell any security, except a reportable fund, unless he or she obtains written approval from the Compliance officer before the transaction; or

     (e) disclose to other persons the securities activities engaged in or contemplated for the Trust.

(2)  No Investment Personnel shall:

     (a) purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, in a limited offering ("private placement") or initial public offering ("IPO") without prior approval from the Compliance officer. [In determining whether to grant such prior approval, the Compliance officer shall determine (among other factors) whether the investment opportunity would be considered for purchase by the Trust. The Compliance officer shall also determine whether the investment opportunity is being offered to the individual by virtue of his or her position with the Trust.] Any Investment Personnel who has been authorized to acquire securities in a private placement, must disclose that investment when he or she is involved in any subsequent consideration of an investment by the Trust in that issuer. In such circumstances, Investment Personnel with no personal interest in the particular issuer shall independently review the Trust's decision to purchase that issuer's securities);

     (b) seek or accept anything of more than minimis value, either directly or indirectly, from broker-dealers or other persons which, to the actual knowledge of the Investment Personnel, do business or might do business with the Trust. For purposes of this provision, the following gifts will not be considered to be in violation of this section: (i) an occasional meal; (ii) an occasional ticket to a sporting event, the theater or comparable event; and (iii) other gifts of nominal cost.


III. EXEMPTED TRANSACTIONS
     ---------------------

     The prohibitions of Sections II(1)(b) shall not apply to:

     (1) purchases or sales of any Securities effected in any account over which the Access Person has no direct or indirect influence or control;

     (2) purchases or sales of any Securities which are non-volitional on the part of the Access Person or the Trust;

     (3) purchases of any Securities which are part of an automatic dividend reinvestment plan; and

     (4) purchases of any Securities effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

     (5) purchases of any Securities effected upon the exercise of options for stock if such options were issued to such Access Person for services as a director of the issuer and such Access Person obtains written approval from the Compliance officer prior to exercising the option.


IV.  REPORTING, DISCLOSURE AND CERTIFICATION REQUIREMENTS
     ----------------------------------------------------

     (1) INITIAL HOLDINGS REPORTS. All Access Persons (excluding Disinterested Trustees who would be required to make a report solely by reason of being a Trustee) shall disclose all personal securities holdings to the Compliance officer upon commencing employment. The Initial Report shall be made on the form attached as Exhibit A and shall contain the following information:

          (a) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

          (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

          (c) the date that the report is submitted by the Access Person.

     All Access Persons currently employed by the Trust, the Advisor and the Distributor shall submit an Initial Report to the Compliance officer no later than 10 days after the person becomes an Access Person.

     (2)  Quarterly Reports.
          ------------------

          (a) All Access Persons shall report to the Compliance officer, the information described below in Sub-paragraph (2)(c) of this Section with respect to transactions in any Security, including reportable funds, in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security; provided, that all Access Persons shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or security transactions in securities which are not eligible for purchase or sale by the Trust.

          (b) Each Disinterested Trustee who would be required to make a report solely by reason of being a Trustee, need submit a Quarterly Report only if such Trustee knew or should have known that during the 15-day period immediately before or after the Trustee's transaction in a security, that the security was to be sold or to be acquired by the Trust.

          (c) Reports required to be made under this Paragraph (2) shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected. All Access Persons, excluding Access Persons who are not required to make Quarterly Transaction Reports, shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the form attached hereto as Exhibit B or on any other form containing the following information:

               (i) the date of the transaction, the title of the security, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each security involved;

               (ii) the nature of the transaction (i.e.,  purchase,  sale or any other type of acquisition or disposition);

               (iii) the price at which the transaction was effected;

               (iv) the name of the broker,  dealer or bank with or through whom the transaction was effected; and

               (v)  the date the report is submitted.

          An Access Person may submit a brokerage statement or transaction confirmation in lieu of the Report contained in Exhibit B to meet his or her Quarterly Reporting Requirement, provided that the statement contains all of the information required to be reported in Exhibit B.

          (d) With respect to any account established by an Access Person, excluding Access Persons who are not required to make Quarterly Transaction Reports, in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall report the following information:

               (i) the name of the broker, dealer or bank with whom the Access Person established the account;

               (ii) the date the account was established; and

               (iii) the date the report is submitted.

     (3) ANNUAL HOLDINGS REPORTS. All Access Persons (excluding any Disinterested Trustee who would be required to make a report solely by reason of being a Trustee) shall disclose all personal securities holdings on an annual basis on the Form attached as Exhibit C within 30 days after the end of the calendar year. All Annual Reports shall provide information on personal securities holdings that is current as of a date no more than 30 days before the Annual Report is submitted. Such Annual Reports shall contain the following information:

          (a) the title, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership;

          (b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

          (c) the date that the report is submitted by the Access Person.

     (4) Any of the foregoing reports may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

     (6) CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS. With the exception of the Disinterested Trustees who are exempted from the Annual Reporting Requirement, every Access Person shall certify in their Annual Report (attached as Exhibit C) that:

          (a) they have read and understand the Code of Ethics and recognize that they are subject thereto;

          (b)  they have complied with the  requirements  of the Code of Ethics;
               and

          (c) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

     (7) CONFLICT OF INTEREST. Every Access Person shall notify the compliance officer of any personal conflict of interest relationship that may involve the Trust, such as the existence of any economic relationship between their transactions and securities held or to be acquired or sold by the Trust.

V.   REPORTING OF VIOLATIONS TO THE BOARD OF TRUSTEES
     ------------------------------------------------

     (1) The Compliance officer shall promptly report all violations of this Code of Ethics and the reporting requirements thereunder to the Trust's Board. Reports will be made in writing and distributed to each member of the Board. The Board of the Trust will address any reported violation at its next regularly scheduled meeting or convene a special meeting, if necessary. The Boards of the Advisor and Distributor will address any reported violation as expeditiously as possible.

     (2) The Board shall consider reports made hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

VI.  ANNUAL REPORTING TO THE BOARD OF TRUSTEES
     -----------------------------------------

     (1) The Compliance officer shall prepare an annual report relating to this Code of Ethics to the Trust's Board. Such annual report shall:

          (a) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

          (b) identify any violations requiring significant remedial action during the past year;

          (c) identify any recommended changes in the existing restrictions or procedures based upon the Trust's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

          (d) certify that the Fund has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

VII. ANNUAL REPORTING OF INVESTMENT  ADVISORS AND PRINCIPAL  UNDERWRITERS TO THE
     ---------------------------------------------------------------------------
     BOARD
     -----

     Any investment advisor or principal underwriter to the Trust shall also prepare an annual report to the Board that contains the information described in
Section VI (as it pertains to their particular Code of Ethics).

VIII. BOARD APPROVAL
      --------------

     (1) The Board of Trustees, including a majority of the Disinterested Trustees, will approve the code of ethics for the Trust, and will review the codes of ethics for each investment advisor, investment sub-advisor and principal underwriter of the Trust as well as any material changes to such codes of ethics. The Board of Trustees will base its approval of a code of ethics or any material change to the code of ethics on a determination that the code of ethics, contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Rule.

     (2) Before approving a code of ethics for the Trust, its investment advisor, investment sub-advisor or principal underwriter or any material change to such code of ethics, the Board of Trustees will receive a certification from the Trust, investment advisor, investment sub-advisor or principal underwriter, with respect to the applicable code of ethics or material change to such code of ethics, that the subject organization has adopted procedures reasonably necessary to prevent Access Persons from violating the code of ethics.

     (3) The Board of Trustees must approve a code of ethics for any investment advisor or principal underwriter of the Trust before initially retaining the services of such investment advisor, investment sub-advisor or principal underwriter.

     (4) The Board of Trustees must approve any material change to the code of ethics of a subject organization no later than six months after the adoption of such material change.

IX.  SANCTIONS
     ---------

     Upon discovering a violation of this Code, the Board may impose such sanctions as they deem appropriate, including among other things, a letter of censure or suspension or termination of the employment of the violator.

X.   RETENTION OF RECORDS
     --------------------

     The Trust will maintain, at its principal place of business, records as required by Rule 17j-1 or applicable regulation, and shall make such records available to the SEC or any representative of the SEC at any reasonable time. Such records will include:

     (1) A copy of this Code of Ethics, or any Code of Ethics which has been in effect within the past five (5) years, shall be preserved in an easily accessible place;

     (2) A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

     (3) A copy of each report made by an Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

     (4) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code of Ethics or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

     (5) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities in a private placement or IPO, as described in Section II(2)(a) of this Code of Ethics, for at least five (5) years after the end of the fiscal year in which the approval is granted; and

     (6) A copy of each annual report required under Section VI or VII for at least five (5) years after the end of the fiscal year in which it is made, the first two in an accessible place.


Date Revised:  November 23, 2004

                                                                       Exhibit A
                                                                       ---------

                                 CODE OF ETHICS

                                 INITIAL REPORT


To the Compliance Officer of

               o    The Berwyn Funds (the "Trust");

               o    The Killen Group, Inc. ("TKG") or

               o    Berwyn Financial Services Corp. ("BFS")

     1. I hereby acknowledge receipt of a copy of the Code of Ethics for the Trust, TKG and BFS.

     2. I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an "Access Person" or "Investment Personnel".

     3. Except as noted below, I hereby certify that I have no knowledge of the existence of any conflict of interest relationship which may involve the Trust or any client of TKG or BFS, such as any economic relationship between my transactions and securities held or to be acquired by the Trust or any of its series or any client of TKG or BFS.

     4. As of the date below I had a direct or indirect beneficial ownership in the following Securities:
                                             Dollar
                                             Amount
                                               Of
                                               --            Type of Interest
Title of Security     Number of Shares     Transaction     (Direct or Indirect)
-----------------     ----------------     -----------     --------------------

     5. I hereby represent that I maintain account(s) as of the date this report is submitted in which Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below.


      Name of Broker, Bank or Dealer with Whom
                 Account Maintained                       Date Established
                 ------------------                       ----------------








Name:
       ----------------------------------------------
Title:
        ---------------------------------------------
Date Report Submitted:
                        -----------------------------

                                                                       Exhibit B
                                                                       ---------

                                 CODE OF ETHICS

                    Quarterly Securities Transactions Report
                    For the Calendar Quarter Ended: _________

To the Compliance Officer of

               o    The Berwyn Funds (the "Trust")

               o    The Killen Group. Inc. ("TKG") or

               o    Berwyn Financial Services Corp. ("BFS")

     During the quarter referred to above, the following transactions were e0ffected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Trust, TKG or BFS.

====================================================================================================================================
                                                INTEREST RATE                          NATURE OF                    BROKER/
   TITLE OF                                      AND MATURITY         DOLLAR          TRANSACTION                    DEALER
   SECURITY          DATE OF         NO. OF        DATE (if          AMOUNT OF      (Purchase, Sale,   PRICE    OR BANK THROUGH
                   TRANSACTION       SHARES      applicable)        TRANSACTION          Other)                  WHOM EFFECTED
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

     I hereby represent that I established the brokerage accounts listed below, in which Securities were held during the quarter referenced above for my indirect or direct benefit.



      Name of Broker, Dealer or Bank with Whom
                 Account Established                     Date Established
                 -------------------                     ----------------







     Except as noted in this report, I hereby certify that I have no knowledge of the existence of any conflict of interest relationship which may involve the Trust, or any client of TKG or BFS, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Trust or any of its series, or any client of TKG or BFS.


Name:
       ----------------------------------------------
Title:
        ---------------------------------------------
Date Report Submitted:
                        -----------------------------

                                                                       Exhibit C
                                                                       ---------

                                 CODE OF ETHICS


                                  ANNUAL REPORT

     To the Compliance Officer of

               o    The Berwyn Funds (the "Trust")

               o    The Killen Group, Inc. ("TKG") or

               o    Berwyn Financial Services ("BFS")

     1. I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an "Access Person" or "Investment Personnel".

     2. I hereby certify that, during the year ended December 31, 200__, I have complied with the requirements of the Code of Ethics and I have reported all securities transactions required to be reported pursuant to the Code.

     3. Except as noted below, I hereby certify that I have no knowledge of the existence of any conflict of interest relationship which may involve the Trust or any client of TKG or BFS, such as any economic relationship between my transactions and Securities held or to be acquired by the Trust or any of its series or any client of TKG or BFS.

     4. As of December 31, 200__, I had a direct or indirect beneficial ownership in the following securities:


                                                           Type of Interest   Broker/Dealer or
                                        Principal Amount     (Direct or         Bank Through
Title of Security   Number of Shares   of Securities Sold     Indirect)         Whom Effected
-----------------   ----------------   ------------------     ---------         -------------





                                       C-1

     5. I hereby represent that I maintain the account(s) with the brokers, dealers or banks listed below in which Securities are held for my direct or indirect benefit.



     Name of Broker, Dealer or Bank with Whom
               Account Established                     Date Established
               -------------------                     ----------------








Name:
       ----------------------------------------------
Title:
        ---------------------------------------------
Date Report Submitted:
                        -----------------------------











                                       C-2